                                                                    EXHIBIT L(2)


                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                              Main 410.580.3000 fax 410.580.3001






                                  October 26, 2004



Salomon Brothers Variable Rate Strategic Fund Inc.
125 Broad Street
New York, New York 10004

                 Re:  Rule 462(b) Filing

Ladies and Gentlemen:


         Please refer to our opinion letter to you of October 14, 2004 (the "Letter"), concerning certain matters of Maryland law relating to Salomon Brothers Variable Rate Strategic Fund Inc. (the "Company"). The Letter was filed as Exhibit L(2) in connection with pre-effective amendment no. 3 to the Fund's Registration Statement on Form N-2 on October 14, 2004.


         As special Maryland counsel to the Company, we consent to the incorporation by reference of the Letter, and to the use of our name under the caption "Legal Opinions" in the Prospectus incorporated by reference in this Registration Statement.

                                          Very truly yours,

                                          /s/ PIPER RUDNICK LLP


                                          Piper Rudnick LLP